MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China Kangtai Cactus Bio-Tech Inc.

I consent to the use in the Registration Statement on Form S-1 of my report dated April 11, 2008 included therein relating to the consolidated financial statements of China Kangtai Cactus Bio-Tech Inc. and subsidiaries for the years ended December 31, 2007 and 2006. I also consent to the reference to the firm under the heading “Experts” in this registration statement.

/s/ Michael T. Studer CPA P.C.
Freeport, New York	Michael T. Studer CPA P.C.
August 22, 2008